SOURCE ENERGY CORPORATION ANNOUNCES LETTER OF INTENT TO ACQUIRE VISTA.COM,
INC.

Salt Lake City, Utah   April 22, 2005   Source Energy Corporation, a Utah
corporation ("Source Energy" or the "Company") (OTCBB: SRCX), announced the execution of a Letter of Intent to acquire Vista.com, Inc., a Washington corporation ("Vista"), entered into on April 19, 2005.

Source Energy and Vista have entered into a non-binding agreement regarding the acquisition of Vista and have agreed to negotiate the terms of a definitive acquisition agreement. Pending the approval of the definitive acquisition agreement by the Boards of Directors of Source Energy and Vista and Vista shareholder approval for the transaction, Source Energy will acquire Vista in a merger, by exchanging one share of Source Energy common stock for each share of Vista common stock outstanding at the time of the merger and assuming all of Vista's outstanding options, warrants and convertible
securities.   Vista presently has outstanding approximately 10,550,000 shares of common stock and 2,800,000 options, warrants and convertible securities.

Upon completion of the merger, Vista will operate as a wholly-owned subsidiary
of Source Energy.   The new company will be led by the management team and
board of directors from Vista. Other executive management positions and members of the board of directors may be designated prior to the closing of the transaction. If the parties enter into the definitive acquisition agreement, the merger will be subject to the completion of due diligence and other customary closing conditions. There is no assurance this transaction will be completed.

In connection with the merger, Vista would pay a fee of $300,000 and 500,000 shares of Vista common stock, which shares would be exchanged in the merger for Source Energy common stock, to Jensen Services, Inc. and Craig Carpenter, President, director and the majority shareholder of Source Energy, as consideration for the payment and indemnification of all liabilities of Source Energy arising prior to the closing, except for $75,000 currently owed to Mr. Carpenter.

About Source Energy

The Company has been in the business of oil and gas exploration and production.


About Vista

Vista operates a small business Internet Interchange that delivers affordable web services to small business owners. The Vista Internet Interchange enable customers to promote their business with local and national search engine marketing campaigns, sell their products through an integrated online store, process credit card and electronic check transactions, complete point-of-sale transactions, build ongoing relationships with their customers, and measure and manage their business transactions. Vista's goal is to help small businesses benefit from technology innovations that make it easier to attract new customers, sell more products, and build stronger customer relationships. For more information on Vista's business, please visit its website at www.vista.com.

This Press Release does not constitute an offer of any securities for sale.

***

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the Company's limited operating history and history of losses, the inability to successfully market the Company's products and technology, the inability to successfully obtain further funding, the inability to raise capital on terms acceptable to the Company, the inability to achieve commercial acceptance of the Company's products and technology, the inability to compete effectively in the marketplace, the inability to improve or implement effective systems, procedures and controls, the strength of the Company's intellectual property and those of the Company's competitors, the inability to protect the Company's intellectual property, the inability to attract, train and retain key personnel, the inability to complete the merger with Vista.com, Inc. and such other risks that could cause the actual results to differ materially from those contained in the Company's projections or forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:  Craig Carpenter
          Source Energy Corporation
          3040 Granite Meadow Lane
          Sandy, Utah 84092
          (801) 943-5490

          John Wall
          Vista.com, Inc.
          8644 154th NE
          Redmond, WA 98052
          (425) 497-9909